UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2009

BAYWOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 951-3956

(Registrant's telephone number, including area code)

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Sale of Nutritional Specialties, Inc.

Effective July 24, 2009, together with our wholly-owned subsidiary Nutritional Specialties, Inc., we entered into an Asset Purchase Agreement with Nutra, Inc., a subsidiary of Nutraceutical International Corporation, a Delaware corporation (the “Agreement”). Pursuant to the Agreement, we sold substantially all of the rights and assets of Nutritional Specialties, Inc.’s business, including but not limited to its accounts, notes receivable and other receivables, inventory, tangible assets, rights existing under assigned purchase orders, proprietary rights, government licenses, customer lists, records, goodwill and assumed contracts. Certain rights and assets were excluded from the purchased assets, including the right to market, sell and distribute beverages as described in the Agreement.

In exchange for the foregoing, Nutra, Inc. agreed to pay an aggregate purchase price of $8,250,000 in cash, less payment of liabilities and certain pre-closing working capital adjustments. The final closing of the Agreement is subject to shareholder approval and certain releases including final consents from the Company’s senior lender, Vineyard Bank, N.A.

As a result of the Sale, the Company intends to initiate a plan to recapitalize its balance sheet and focus on the growth of its beverage business, namely New Leaf Tea, as well as the expansion of new products within the functional drink space.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements relating to its future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by the Company’s management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s annual report on Form 10-K and in other documents that the Company files from time to time with the SEC.

In addition, such statements could be affected by risks and uncertainties related to the Company’s financial condition, factors that affect the Company’s industry, market and customer acceptance, competition, government regulations and requirements, general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by law.

Item 9.01  Financial Statements and Exhibits.

EXHIBIT

NUMBER

DESCRIPTION

10.1

Asset Purchase Agreement by and among the Company, Nutritional Specialties, Inc., and Nutra, Inc., dated July 24, 2009 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2009	By: /s/ Eric Skae
Name: Eric Skae
Title: Chief Executive Officer

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